Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement No. 333-140088 on Form S-8, in Amendment No. 2 to Registration Statement No. 333-141809 on Form S-3 and in Amendment No. 1 to Registration Statement No. 333-141764 on Form S-4 of our report dated May 10, 2007 relating to the consolidated financial statements of Pueblo Midstream Gas Corporation and subsidiary (the “Company”), incorporated by reference in this Current Report on Form 8-K/A of Regency Energy Partners LP dated May 24, 2007.
/s/ Deloitte & Touche LLP
Denver, Colorado
May 24, 2007